Exhibit 99.2

Cause No. 017-289273-16

THE LAWRENCE C. HEADLEY LIVING TRUST by Lawrence C. Headley, Trustee, derivatively on behalf of UNITED DEVELOPMENT FUNDING INCOME FUND V,

Plaintiff,

v.

HOLLIS M. GREENLAW, et al., Defendants,

-and-

UNITED DEVELOPMENT FUNDING INCOME FUND V,

Nominal Defendant.

§ § § § § § § § § § § § § § §	IN THE DISTRICT COURT 17th JUDICIAL DISTRICT TARRANT COUNTY, TEXAS

notice of pendency and proposed settlement of derivative action and hearing

TO:	ALL OWNERS OF UNITED DEVELOPMENT FUNDING V COMMON STOCK AS OF FEBRUARY 27, 2018:

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY.

THIS NOTICE RELATES TO THE PENDENCY AND PROPOSED SETTLEMENT OF THE ABOVE-CAPTIONED SHAREHOLDER DERIVATIVE LITIGATION.

YOUR RIGHTS MAY BE AFFECTED.

YOU ARE HEREBY NOTIFIED that a proposed settlement (the “Settlement”) of the above-captioned litigation (the “Action”) has been reached between Plaintiff, on behalf of United Development Funding Income Fund V (“UDF V” or the “Company”), and the Defendants in the Action, as set forth in a Stipulation of Settlement dated as of February 27, 2018 (the “Stipulation”), subject to final Court approval of the proposed Settlement at a hearing contemplated by the Stipulation (the “Settlement Hearing”).

This notice has been disseminated pursuant to an Order of the District Court, 17th Judicial District, Tarrant County, Texas. The Settlement will fully resolve the Action on the terms set forth in the Stipulation and summarized in this notice, including the dismissal of the Action with prejudice. For a more detailed statement of the matters involved in the Action, the Settlement, and the terms discussed in this notice, the Stipulation may be inspected at the office of the Clerk of the District Court, 17th Judicial District, Tarrant County, Texas, 100 N. Calhoun Street, Fort Worth, TX 76196, during regular business hours of each business day. A copy of the Stipulation also is available at http://www.udfincomefundv.com.

You have the right to object to the Settlement in the manner provided in this Notice. If you fail to object in the manner provided at least ten (10) days before the Settlement Hearing, you will be deemed to have waived your objections and will be bound by the Judgment to be entered and the releases to be given, unless otherwise ordered by the Court.

This notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Action, but is merely to advise you of the pendency and settlement of the Action.

I.        DEFINITIONS USED IN THIS NOTICE

1.        “Action” means the above-captioned action, The Lawrence C. Headley Living Trust v. Greenlaw, et al., Cause No. 017-289273-16 (District Court, 17th Judicial District, Tarrant County, Texas).

2.        “Current UDF V Shareholder” means any person who owned UDF V common stock as of February 27, 2018, and who continues to hold their UDF V common stock as of the date of the Settlement Hearing, excluding the Individual Defendants, the officers and trustees of UDF V, members of their immediate families and their legal representatives, heirs, successors, or assigns, and any entity in which the Individual Defendants have or had a controlling interest.

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3.        “Defendants” means, collectively, nominal defendant UDF V and Hollis M. Greenlaw, William M. Kahane, Philip K. Marshall, Eustace W. Mita, Steven J. Finkle, Cara D. Obert (together, the “Individual Defendants”), UDFH General Services, L.P., UDFH Land Development, L.P., and UDF Holdings, L.P. (together, the “ UDF V Advisor Defendants”).

4.        “Effective Date” means the first date by which all of the events and conditions specified in Section 4.1 of the Stipulation have been met and have occurred.

5.        “Fee and Expense Award” means the award of attorneys’ fees and reimbursement of expenses incurred in the Action for which Plaintiff’s counsel intend to make an application to the Court, for and in recognition of the benefit conferred on UDF V by the Monetary Contribution made to UDF V on behalf of certain of the Individual Defendants and the agreed-upon Corporate Governance Measures described in summary form below (and in detail in Section 1.2 of the Stipulation).

6.        “Judgment” or “Final Order and Judgment” means the order and judgment to be rendered by the Court, substantially in the form attached as Exhibit B to the Stipulation, or as modified pursuant to the agreement of the Settling Parties.

7.       “Plaintiff” means the Lawrence C. Headley Living Trust by Lawrence C. Headley, Trustee, derivatively on behalf of UDF V.

8.        “Plaintiff’s Counsel” means Law Office of Christopher J. Gray, P.C. and Towns Law Firm, P.C.

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9.        “Released Persons” has the same meaning as set forth in Section 2.2 of the Stipulation and means each Defendant and each of a Defendant’s past, present or future trustees, directors, officers, employees, partners, members, principals, agents, insurers, reinsurers, attorneys, accountants, legal representatives, predecessors, successors, parents, subsidiaries, divisions, assigns, related or affiliated entities, spouses, heirs, and any member of his or her immediate family, or any trust of which that person is a settlor or which is for the benefit of that person and/or member(s) of that person’s family. Without in any way limiting the foregoing, Released Persons shall include: UMTH General Services, L.P., UMTH Land Development, L.P., UDF Holdings, L.P., UDFH General Services, L.P., UDFH Land Development, L.P., United Mortgage Trust, UMT Services, Inc., UMT Holdings, L.P., United Development Funding, L.P., United Development Funding, Inc., United Development Funding II, L.P., United Development Funding II, Inc., United Development Funding, III L.P., United Development Funding IV, United Development Funding Income Fund V, United Development Funding, X, Inc., United Development Funding Land Opportunity Fund, Hollis M. Greenlaw, Philip K. Marshall, J. Heath Malone, Steven J. Finkle, John R. Ray, Eustace Mita, William M. Kahane, Todd Etter, Cara D. Obert, Stacey H. Dwyer, Melissa H. Youngblood, Scot W. O’Brien, David A Hanson, Michael K. Wilson, Ben L. Wissink, and J. Brandon Jester.

10.        “Settling Parties” means, collectively, Plaintiff, derivatively on behalf of UDF V, and the Defendants.

11.       “UDF Class Action Litigation” means certain litigation pending in the U.S. District Court for the Northern District of Texas, in the cases styled Mark Hay, et al. v. United Development Funding IV, et al., No. 4:16-cv-00188-M and In re United Development Funding IV Securities Litig., No. 3:15-cv-4030-M.

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II.        THE ACTION

Plaintiff initiated this shareholder derivative action in the right, and for the benefit, of UDF V, against the Individual Defendants in their capacities as current or former Trustees, and (in the case of Defendant Obert) as the Company’s Chief Financial Officer, and certain related party entities and the owners thereof, seeking to remedy the harm Plaintiff contends was inflicted upon the Company as a result of Defendants’ alleged misconduct, unjust enrichment and violation of their fiduciary duties. Plaintiff alleges that Defendants caused UDF V’s assets to be depleted by diverting the proceeds of sales of shares of UDF V in its public offering to essentially prop up and retire debt obligations owed to other affiliated REITs previously structured by UDF V’s sponsors, including United Mortgage Trust and other UDF Funds.

Plaintiff asserts that these other UDF Funds were exhibiting signs of financial distress due to non-performing loans and a high concentration of loans extended to companies controlled by Texas real estate developer Mehrdad Moayedi (“Moayedi”) and his development company, Centurion American Development Group (“Centurion”). Plaintiff asserts further that UDF IV had itself acquired aged, non-performing loans owed by Moayedi and Centurion to its predecessor funds, including UDF III, that entities controlled by Centurion and Moayedi were not repaying their loans, which were secured in part by raw undeveloped land, and that rather than report these loans as non-performing, Defendants instead capitalized the interest and categorized the larger principal balances as performing assets that were likely to be repaid in UDF III and UDF IV’s periodic reports filed with the Securities and Exchange Commission (“SEC”).

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Plaintiff further alleges that by 2014, UDF IV’s assets had largely been deployed in the foregoing manner to prop up the balance sheets of its predecessor UDF Funds. Defendants then commenced the UDF V offering on July 25, 2014, offering shares to the public at $20 a share. By December 3, 2015, UDF V had issued 2,764,252 shares and raised approximately $55.0 million in gross proceeds (approximately $48.5 million in net proceeds) in connection with the UDF V offering. Plaintiff also alleged, on information and belief, that of the approximately $48.5 million in net offering proceeds raised by UDF V, Defendants actually lent at least $22 million to Centurion affiliates, and that UDF V committed over $74.5 million to Centurion affiliates, suggesting that even more of UDF V’s capital would have been used to prop up preceding UDF Funds had UDF not come under significant financial distress, due in large part to its concentrated loan portfolio. Hence, Plaintiff alleges that UDF V’s investor capital was used to effectively bail out and repay bad loans that UDF III had made previously to Centurion/Moayedi affiliates.

It is Plaintiff’s contention that Defendants had competing fiduciary obligations to various UDF Funds and had business interests in these Funds, incentivizing them to throw “good” UDF V money after “bad” money already lent to debtors of the predecessor UDF Funds. Plaintiff alleges that UDF V’s Investment Committee was conflicted because it was comprised of the same three members as the investment committee for UDF III and UDF IV, and that the individual members of the Investment Committee had numerous other conflicts of interest.

Plaintiff further alleges that at relevant times, at least three of the five Trustees of UDF V, who are also the only remaining Trustees of UDF V, were on both sides of loan transactions with third parties involving UDF V and other UDF Programs by virtue of their service as Trustees of UDF IV and otherwise. Plaintiff asserts that these transactions disadvantaged UDF V, to the benefit of UDF III and UDF IV, because UDF V effectively repaid loans owed by third parties to UDF III and UDF IV.

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Plaintiff brought this action derivatively on behalf of the Company, seeking damages, disgorgement of unjust enrichment, and the appointment of a Receiver to remedy damage to the Company caused by Defendants’ alleged breaches of duty.

By stipulation dated December 21, 2016, the Defendants accepted service of process and the Settling Parties notified the Court that settlement discussions had been taking place among the parties in a class action arising out of the same underlying factual allegations as this matter, captioned Mark Hay, et al. v. United Development Funding IV, et al., No. 4:16-cv-00188-M, which was pending in the United States District Court for the Northern District of Texas (the “Hay Class Action”). The Settling Parties requested a stay of this action until the earlier of six months or 45 days after (a) entry of any order(s) denying any and all motions to dismiss the complaint in the Hay Class Action; (b) entry of a final order dismissing the Hay Class Action with prejudice; or (c) the filing of an answer by the defendants in the Hay Class Action. The Court granted the requested stay.

On June 21, 2017, the Settling Parties filed a Joint Status Report and Petition to Extend Stay, in which the Settling Parties advised the Court that they had initiated discussions to explore a possible early resolution of this action as well as the UDF Class Action Litigation and other actions involving UDF entities, and requested that the Court extend the stay for an additional three months. Plaintiff filed his Amended Shareholder Derivative Petition on June 23, 2017.

On September 20, 2017, the Settling Parties filed a second Joint Status Report and Petition to Extend Stay, wherein they reported that their discussions regarding a potential early resolution of the action were continuing, and that informal discovery in aid of their discussions was being conducted. This discovery included an interview by Plaintiff’s counsel of Timothy McCormick of the law firm Thompson & Knight LLP, independent counsel for the Audit Committee of UDF IV, and review by Plaintiff’s counsel of a substantial document production by Defendants. Settlement negotiations continued following this discovery. After extended arm’s-length negotiations, Plaintiff and Defendants reached an agreement in principle to resolve this action. On January 18, 2018, the Settling Parties memorialized this agreement in principle by executing a Memorandum of Understanding (the “MOU”).

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III.        DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY

Defendants believe that Plaintiff’s claims are without merit, and deny any liability in connection with the Action and the claims asserted by Plaintiff in the Complaint. Hayman Capital’s allegations are false, UDF has never operated as a Ponzi scheme or perpetrated a fraud, and it has always operated in accordance with strong corporate governance and oversight standards. Defendants recognize, however, that public confidence in UDF V has been shaken by Hayman Capital’s campaign of false accusations, and believe that the additional corporate governance measures incorporated in the contemplated Settlement may assist in restoring public confidence by reaffirming that UDF V welcomes thorough oversight of its business and operations. Defendants also recognize that the time and expense of continued proceedings, and the distraction of UDF V’s Board and management from the Company’s business, is detrimental both to UDF V and its shareholders. Because the contemplated Settlement will allow UDF V to avoid the distraction and expense the defense of this lawsuit through trial and, potentially, appeals would entail, Defendants believe that the Settlement is in the best interests of UDF V and its shareholders. By agreeing to the contemplated Settlement, Defendants do not admit or concede the accuracy or sufficiency of any of the allegations in the Complaint in this or any other action, or any wrongdoing, liability or violations of any law.

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IV.        CLAIMS OF SHAREHOLDERS AND BENEFITS OF SETTLEMENT

Plaintiff asserts that the allegations asserted in the Amended Petition are wholly true and meritorious. If this case proceeds to trial Plaintiff expects to prevail on all claims asserted. Nonetheless, Plaintiff recognizes the uncertainty of litigation and trial, and the foremost concern is the value that may be returned to the Company through this action in compensation, while also establishing a structure to provide security to the Company and its shareholders in the future. As part of the benefit of this settlement, Plaintiff seeks a stable management with appropriate oversight to maximize shareholder value and protection in the future.

Additionally, Plaintiff understands the risk of collection following a verdict against Defendants. In balancing these risks, Plaintiff believes the benefit of settling this matter offers the greatest security to the shareholders at this time.

V.       THE SETTLEMENT HEARING

The Settlement Hearing will be held before the Honorable Melody Wilkinson on May 1, 2018 at 4:00 p.m. for the purpose of determining: (i) whether the Settlement is fair, reasonable, and adequate, and should be given final approval by the Court; (ii) whether a Judgment should be entered dismissing the Action with prejudice; and (iii) whether the Fee and Expense Award should be approved. The Settlement Hearing may be continued by the Court at the Settlement Hearing or at any adjourned session thereof without further notice to Current UDF V Shareholders.

VI.        THE SETTLEMENT

The terms and conditions of the Settlement are fully set forth in the Stipulation. The Stipulation has been filed with the Court and is also available for viewing on the website http://www.udfincomefundv.com. The following is only a summary of its terms.

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Plaintiff agreed to settle the Action in exchange for certain of the Individual Defendants causing one million five hundred thousand dollars ($1,500,000) to be paid under the applicable policy of insurance to be deposited into an escrow account for purposes of effecting the Settlement (the “Settlement Fund”). A portion of these funds shall be used to pay any attorneys’ fees awarded to Plaintiff (including, if any, any incentive award), and to implement the corporate governance measures set forth herein and/or for other corporate purposes, including payment of any award, judgment or settlement in connection with certain class action litigation now pending against the Company, defined above as the Hay Class Action. The remaining balance of the applicable policy of insurance (an additional $1,500,000) will be used to fund (in part) the settlement of the Hay Class Action pending against the Company, provided that such settlement is finally approved by the Court presiding over that litigation, and all other conditions precedent to payment of the settlement consideration in the Hay Class Action are fulfilled.

In addition to the cash payment discussed above, Defendants Greenlaw, Marshall, and Finkle have agreed that after entry of the Judgment, they will cause UDF V to adopt and implement the following Corporate Governance Measures:

A.	Chief Compliance Officer. UDF V will appoint a qualified person to serve in the capacity of Chief Compliance Officer (“CCO”) for UDF IV and UDF V, and potentially other affiliated entities, who will focus on overseeing compliance with local, state and federal laws, as well as Company policies. The CCO will have at least three (3) years relevant experience at a public company. The CCO will report directly to the Audit Committee, and will be subject to dismissal at the discretion of the Board upon a majority vote by the Board’s independent trustees. The duties of the CCO will include the following elements:

i.	The CCO shall oversee and (as necessary) develop a comprehensive legal compliance and ethics program (the “Compliance Program”) designed to evaluate, maintain and correct overall compliance with all federal and state laws and regulations in the Code of Business Conduct and Ethics (the “Code”). The program will be modeled after and/or revised to comport with Section 8B2.1 the U.S. Federal Sentencing Guidelines, titled “Effective Compliance and Ethics Programs,” and will center around seven (7) components: (1) oversight by a senior-level compliance officer; (2) clear standards and procedures communicated to employees; (3) employee training; (4) monitoring and auditing capabilities; (5) annual progress reports (which will be made to the Audit Committee); (6) written procedural policies for conducting internal investigations and addressing complaints; and (7) enhancements to existing policies to clarify the employee discipline process and compliance incentive programs. UDF V will retain an external compliance expert to review the Compliance Program and Code to ensure they comport with current best practices within the industry;

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ii.	Whenever it appears that a violation of a federal or state law, or the Code, has occurred or is about to occur, the CCO shall report such violation or potential violation to the Audit Committee and make a recommendation to the Audit Committee as to whether an investigation of the relevant facts and circumstances is advisable. Upon receipt of such report, the Audit Committee shall determine whether an investigation should be initiated by the CCO or by such other person as the Audit Committee may designate. The results of any such investigation shall be reported to the Audit Committee, which shall determine what further action, if any, is to be taken in light of the results of investigations;

iii.	The CCO shall, in consultation with the Audit Committee, review and if appropriate improve or suggest improvement to existing procedures for the receipt, retention and consideration of reports or evidence of violations of applicable federal or state law, or of the Code;

iv.	The CCO shall make quarterly reports to the Audit Committee regarding the Compliance Program; and

v.	The CCO shall regularly publicize and promote the Compliance Program within UDF V.

B.	Sunset Provision. The agreed governance changes set forth herein shall remain in effect for a period of three years following final Court approval of the settlement of Evans v. Greenlaw, et al., No. 3:16-cv-00635 (N.D. Tex.).

The Settlement also provides for Plaintiff’s counsel to make an application to the Court for a Fee and Expense Award to be paid from the Settlement Fund. Defendants have agreed not to oppose the Fee and Expense Award provided that the application does not exceed three hundred fifteen thousand dollars ($315,000). Plaintiff’s counsel also intend to request Court approval for an incentive award for Plaintiff in an amount not to exceed thirty thousand dollars ($30,000), which, subject to Court approval, shall be paid out of Fee and Expense Award. Defendants will take no position on the request for or approval of this award.

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VII.        DISMISSAL AND RELEASES

In connection with the Court’s approval of the Settlement, Plaintiff will request a dismissal with prejudice of all claims asserted by Plaintiff on behalf of UDF V against the Individual Defendants and UDF V Advisor Defendants in the Action. Pursuant to the Judgment, upon the Effective Date, the Plaintiff (acting on his own behalf and on behalf of UDF V), Plaintiff’s counsel, UDF V and each UDF V shareholder shall have, and by operation of the Judgment shall be deemed to have, fully, finally, and forever released, relinquished, and discharged and dismissed with prejudice, and shall forever be barred and enjoined from initiating, continuing, filing or otherwise prosecuting “Released Claims,” defined as any and all manner of claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters, and issues known, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, including Unknown Claims, of every nature and description whatsoever, known or unknown, that have been, or could have been asserted in Plaintiff’s action, or any putative derivative action on behalf of UDF V against any Released Persons, either acting alone or in concert with others, based on acts and/or omissions in connection with, arising out of, or relating to, the facts, transactions, events, matters, occurrences, acts, disclosures, statements, omissions, or failures to act alleged in the Complaint, through and including the date of execution of this Stipulation, as well as any claim based upon, stemming from or related to any future indemnification arising from such facts, transactions, events, matters, occurrences, acts, disclosures, statements, omissions, or failures to act alleged in the Complaint; except that “Released Claims” shall not include (a) any claims by or on behalf of UDF V against any insurance carrier which has issued a policy of insurance covering claims against directors and/or officers of UDF V, (b) the right to enforce this Stipulation or the Settlement, including the award of fees and expenses referenced herein in Section 3, and (c) any of the claims asserted in the UDF Class Action Litigation.

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Pursuant to the Judgment, upon the Effective Date, each of the Defendants, on behalf of themselves, their heirs, executors, administrators, predecessors, successors and assigns, shall have, and by operation of the Judgment shall be deemed to have, released and forever discharged, and shall forever be barred and enjoined from initiating, continuing, filing or otherwise prosecuting “Settled Defendants’ Claims,” defined as any and all manner of claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters, and issues known, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, including Unknown Claims, relating to or arising from or by virtue of the institution, prosecution or settlement of this action, that have been or could have been, or in the future can or might be, asserted by any Defendant in any court, tribunal, or proceeding by any Defendant against Plaintiff and all other UDF V shareholders and their counsel; provided, however, that the Settled Defendants’ Claims shall not include any claims to enforce this Stipulation or the Settlement, and provided further that, notwithstanding anything stated anywhere herein, Defendants are not releasing any claims arising from or relating to the claims set forth in United Development Funding, L.P. at al. v. J. Kyle Bass et al., Dallas County Court No. CC-17-06253-B (filed November 28, 2017), and nothing herein shall be interpreted as limiting or affecting Defendants’ claims in that action in any way, as it currently exists or as it may be amended.

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The Released Claims and the Settled Defendants’ Claims shall include “Unknown Claims.” The phrase “Unknown Claims” means any claim that UDF V, Plaintiff or any other UDF V shareholder does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons, and any Settled Defendants’ Claims that any Defendant or any other Released Person does not know or suspect to exist in his, her or its favor at the time of the release of the Plaintiff and all other UDF V shareholders and Plaintiff’s Counsel, which, if known, might have affected the decision to enter into the Settlement. “Unknown Claims” includes, but is not limited to, any claims based on or relating to in any way to the investigations by the U.S. Securities and Exchange Commission and the U.S. Department of Justice, as discussed in paragraphs 9 and 116-117 of Plaintiff’s Amended Shareholder Derivative Petition, and/or any settlement, lawsuit, allegations, or charges resulting from either of those investigations. With respect to Unknown Claims, the Settling Parties each expressly waive any and all provisions, right, and benefits of California Civil Code Section 1542, which provides:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

Under the Stipulation, the Settling Parties each shall expressly waive any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code Section 1542.

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VIII.        THE FEE AND EXPENSE AWARD

Based on their view of the benefit conferred on UDF V by the negotiated cash payment and corporate governance reforms, Plaintiff’s counsel shall apply to the Court for an award of attorneys’ fees and reimbursement of expenses to be paid from the Settlement Fund. Defendants shall not oppose Plaintiff’s application for such fee and expense award, provided that Plaintiff does not seek an amount in excess of three hundred fifteen thousand dollars ($315,000). Any failure by the Court to approve the amount of such fees, or the incentive award to Plaintiff shall not affect the validity of the terms of the Stipulation or the Settlement.

To date, Plaintiff’s counsel have neither received any payment for their services in conducting the Action, nor have counsel been reimbursed for their out-of-pocket expenses incurred. Plaintiff’s counsel believe that the Fee and Expense Award of $315,000 requested is within the range of fees and expenses awarded to plaintiffs’ counsel under similar circumstances in litigation of this type. UDF V shareholders are not personally liable for the Fee and Expense Award.

In addition, subject to Court approval, Plaintiff’s counsel intend to request Court approval for payment of a limited incentive award to Plaintiff, in an amount not to exceed $30,000 in total, which, subject to Court approval, shall be paid out of the Fee and Expense Award. Defendants take no position on the request for or approval of this award.

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IX.        THE RIGHT TO OBJECT AND/OR BE HEARD AT THE HEARING

Any Current UDF V Shareholder may object and/or appear and show cause, if he, she, or it has any concern, why the Settlement of the Action should not be approved as fair, reasonable, and adequate, or why the Judgment should not be entered thereon, or why the Fee and Expense Award should not be awarded to Plaintiff’s counsel; provided, however, unless otherwise ordered by the Court, that no Current UDF V Shareholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the Judgment to be entered thereon approving the same, or the Fee and Expense Award to Plaintiff’s Counsel unless that UDF V Shareholder has, at least ten (10) calendar days prior to the Settlement Hearing: (1) filed with the Clerk of the Court a written objection to the Settlement setting forth: (a) the nature of the objection; (b) proof of ownership of UDF V common stock through the date of the Settlement Hearing, including the number of shares of UDF V common stock and the date of purchase; and (c) any documentation in support of such objection; and (2) if a Current UDF V Shareholder intends to appear and requests to be heard at the Settlement Hearing, such shareholder must have, in addition to the requirements of (1) above, filed with the Clerk of the Court: (a) a written notice of such shareholder’s intention to appear; (b) a statement that indicates the basis for such appearance and objection; and (c) the identities of any witnesses the shareholder intends to call at the Settlement Hearing, together with a statement of the subjects of their testimony.

If a Current UDF V Shareholder files a written objection and/or written notice of intent to appear, such shareholder also must simultaneously serve (either by hand delivery or by first class mail) copies of such notice, proof, statement, and documentation, together with copies of any other papers or briefs such stockholder files with the Court upon each of the following:

K&L GATES LLP

John W. Rotunno

john.rotunno@klgates.com

Paul J. Walsen

paul.walsen@klgates.com

70 West Madison Street, Suite 3100

Chicago, Illinois 60602

Telephone: (312) 807-4388

Facsimile: (312) 827-8181

Counsel for Defendants Phillip K.

Marshall, Steven J. Finkle, UDF

Holdings, L.P., UDFH General

Services, L.P., and UDFH Land

Development, L.P., and Nominal

Defendant United Development

Funding Income Fund V

LAW OFFICE OF CHRISTOPHER J.

GRAY, P.C

Christopher J. Gray

chris@investorlawyers.net

Michael J. Giarrusso

mike@investorlawyers.net

360 Lexington Avenue, 14th Floor

New York, New York 10017

Telephone: (212) 838-3221

Facsimile: (212) 937-3139

TOWNS LAW FIRM, P.C.

Cody L. Towns

Texas State Bar No. 24034713

ctowns@townslawfirm.com

1314 West McDermott, Ste. 106-626

Allen, Texas 75013

Telephone: (469) 964-2780

Facsimile: (469) 533-3655

Counsel forPlaintiff

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BURLESON, PATE & GIBSON LLP

Michael P. Gibson

Texas State Bar No. 07871500

mgibson@bp-g.com

Camille Knight

Texas State Bar No. 24027124

cknight@bp-g.com

900 Jackson Street Suite 330

Dallas, Texas 75202

Telephone: (214) 871-4900

Facsimile: (214) 871-7543

Counsel for Defendant

Hollis M. Greenlaw

JONES DAY

Evan P. Singer

Texas State Bar No. 24037501

epsinger@jonesday.com

Weston C. Loegering

Texas State Bar No. 1281550

wcloegering@jonesday.com

2727 North Harwood Street

Dallas, Texas 75201

Telephone: (214) 969-5264

Facsimile: (214) 969-5100

Counsel for Defendant

Cara D. Obert

HALLETT & PERRIN PC

Stewart H. Thomas

Texas State Bar No. 19868950

sthomas@hallettperrin.com

Tom M. Dees III

Texas State Bar No. 24034412

tdees@hallettperrin.com

Elizabeth Fitch

Texas State Bar No. 24075777

efitch@hallettperrin.com

1445 Ross Avenue, Suite 2400

Dallas, Texas 75202

Telephone: (214) 922-4114

Facsimile: (214) 922-4160

Counsel for Defendant

Eustace W. Mita

AKIN GUMP STRAUSS HAUER &
    FELD LLP

Michelle A. Reed

Texas State Bar No. 24041758

mreed@akingump.com

M. Scott Barnard

Texas State Bar No. 24001690

sbarnard@akingump.com

1700 Pacific Avenue, Suite 4100

Dallas, Texas 75201

Telephone: (214) 969-2800

Facsimile: (214) 969-4343

Counsel for Defendant

William M. Kahane

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Any Current UDF V Shareholder who does not make his, her, or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness, or adequacy of the Settlement as incorporated in the Stipulation and to the Fee and Expense Award to Plaintiff’s counsel but shall otherwise be bound by the judgment to be entered and the releases to be given.

X.        CONDITIONS FOR SETTLEMENT

The Settlement is conditioned upon the occurrence of certain events described in the Stipulation, including, among other things: (1) entry of the requested Judgment by the Court; and (2) the expiration of the time to appeal from or alter or amend the Judgment. If, for any reason, anyone of the conditions described in the Stipulation is not met, the Stipulation might be terminated and, if terminated, will become null and void, and the parties to the Stipulation will be restored to their respective positions in the Action as of the date before the Memorandum of Understanding was fully executed.

XI.        EXAMINATION OF PAPERS AND INQUIRIES

This notice contains only a summary of the terms of the Settlement. For a more detailed statement of the matters involved in the Action reference is made to the Stipulation which may be inspected at the office of the Clerk of the District Court, 17th Judicial District, Tarrant County, Texas, 100 N. Calhoun Street, Fort Worth, TX 76196, during regular business hours of each business day. A copy of the Stipulation also is available at http://www.udfincomefundv.com.

Any other inquiry regarding the Settlement or the Action should be addressed in writing to Plaintiff’s Counsel, Law Office of Christopher J. Gray, P.C., 360 Lexington Ave., 14th Floor, New York, New York 10017, Attention: Christopher J. Gray, Esq.

PLEASE DO NOT CONTACT THE COURT, THE CLERK OF THE COURT OF UDF V REGARDING THIS NOTICE

Dated: March 16, 2018	BY ORDER OF THE HON. MELODY WILKINSON

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